---------------------

    As filed with the Securities and Exchange Commission on July 23, 1997

                                               Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            EQUITABLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)
      PENNSYLVANIA                                           25-0464690
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)
                           420 BOULEVARD OF THE ALLIES
                         PITTSBURGH, PENNSYLVANIA 15219
                                (412) 261-3000

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         JOHANNA G. O'LOUGHLIN, ESQUIRE
                       VICE PRESIDENT AND GENERAL COUNSEL
                            EQUITABLE RESOURCES, INC.
                           420 BOULEVARD OF THE ALLIES
                         PITTSBURGH, PENNSYLVANIA 15219
                                (412) 261-3000

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

            Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
   If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

 TITLE OF EACH CLASS   AMOUNT TO     PROPOSED         PROPOSED      AMOUNT OF
 OF SECURITIES TO BE      BE          MAXIMUM         MAXIMUM      REGISTRATION
     REGISTERED       REGISTERED  OFFERING PRICE  AGGREGATE PRICE      FEE
                                   PER SHARE (1)        (1)
--------------------------------------------------------------------------------
-------------------------------------------------------------------=============

COMMON STOCK,         2,091,407(3)   $28.25(4)     $59,082,247.75   $17,903.71
WITHOUT PAR VALUE (2)
-------------------------------------------------------------------=============
(1) Estimated solely for the purpose of calculating the registration fee.
(2) This Registration Statement also relates to (i) the Rights to Purchase Series One Participating Preferred Stock (the "Series
            One Preferred Stock") of the registrant associated with the shares of Common Stock, without par value, of the registrant being registered hereby and (ii) such Series One Preferred Stock. Until the occurrence of certain prescribed events the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.
(3) Plus such indeterminate number of additional securities as may be issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock.
(4) Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low price of the Common Stock on July 17, 1997 as quoted on the New York Stock Exchange Composite Tape.



   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

==============================================================================
   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                   PROSPECTUS

                            EQUITABLE RESOURCES, INC.

                        2,091,407 SHARES OF COMMON STOCK

                               (WITHOUT PAR VALUE)

                             -------------------

           This Prospectus relates to 2,091,407 shares (the "Shares") of Common Stock, without par value ("Common Stock"), of Equitable Resources, Inc. (the "Company") issued in connection with the Company's acquisition of Northeast Energy services, Inc. ("NORESCO") pursuant to a merger of ERI Acquisitions, Inc., a wholly owned subsidiary of the Company, with and into NORESCO (the "Merger"), which may be offered by the selling shareholders named herein or their respective pledgees, donees, transferees or other successors in interest (individually, the "Selling Shareholder" or in the aggregate, the "Selling Shareholders") from time to time. The Company will receive no part of the proceeds from sales of the Shares offered hereby. The Shares are listed on the New York Stock Exchange ("NYSE") and the Philadelphia Stock Exchange ("PSE") under the trading symbol "EQT." On July __, 1997, the closing price of the Company's Common Stock on the NYSE was $__ per share.

           The Shares may be offered for sale from time to time by the Selling Shareholders, or by certain other persons who are named in an amendment or supplement to this Prospectus, in one or more transactions described herein on the NYSE, the PSE or any other securities exchange on which the Common Stock is traded, in the over-the-counter market, in one or more private transactions or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices or at negotiated prices. See "Plan of Distribution." The price at which any of the shares of Common Stock may be sold, and the commissions, if any paid in connection with any such sale, may vary from transaction to transaction. It is understood that the Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, persons effecting resales of Common Stock purchased and dealers or brokers handling such transactions may be deemed (such persons not so conceding) to be "underwriters" within the meaning of the Securities Act of 1933, and the rules and regulations promulgated thereunder (the "Securities Act"), with respect to such sales.

           The Company will bear all expenses up to $50,000 incurred in connection with the offering of the Shares pursuant to this Prospectus, except the Selling Shareholders will pay any underwriting discounts and commissions, and transfer taxes incurred in connection therewith.

                              ------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

                 The date of this Prospectus is July , 1997.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such materials can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the offices of the PSE, 1900 Market Street, Philadelphia, Pennsylvania 19103, on which exchanges the Company's Common Stock is listed. The Commission maintains an internet site that contains reports, proxy statements and other information filed electronically by the Company with the Commission which can be accessed at http://www.sec.gov.

            This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to such copy filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Commission are incorporated in and made a part of this Prospectus by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and (iii) the Company's Current Reports on Form 8-K dated February 20, 1997, May 19, 1997 and July 21, 1997.

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to Audrey C. Moeller, Vice President and Corporate Secretary, Equitable Resources, Inc., 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219 (telephone number 412-553-5877).

                                   THE COMPANY

            The Company is a diversified energy company. The principal executive office of the Company is located at 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219 (Telephone: (412) 261-3000). As used herein, the term the "Company" includes the Company's consolidated subsidiaries unless the context requires otherwise. The Company's business is comprised of three segments: supply and logistics, utilities and energy services.

SUPPLY AND LOGISTICS

            ERI Supply & Logistics is comprised of natural gas and oil exploration and production, and logistical functions including natural gas storage, intrastate transmission services, physical and financial trading and electric power services. This segment's objective is to aggregate and deliver all types of energy in the most cost effective manner.

EXPLORATION AND PRODUCTION

            Exploration and production activities are conducted by the Company's wholly owned subsidiary, Equitable Resources Energy Company ("EREC"). EREC's activities are principally in the Appalachian area where it explores for, develops, produces and sells natural gas and oil; extracts and markets natural gas liquids; and performs contract drilling and well maintenance services. The exploration and production segment also conducts operations in the Rocky Mountain area including the Canadian Rockies where it explores for, develops and produces oil and to a lesser extent natural gas. In the Southwest and Gulf Coast offshore areas, this segment participates in exploration and development of gas and oil projects. The exploration and production segment also owns an interest in two natural gas liquids plants in Texas. The Company's proved natural gas reserves were 849 billion cubic feet and proved oil reserves were 19.5 million barrels at December 31, 1996, of which 732 billion cubic feet and 18.5 million barrels were proved developed reserves. Substantially all of the Company's reserves are located in the United States.

LOGISTICS

            The Company's logistical activities are conducted by Equitable Storage Company, by Louisiana Intrastate Gas Company LLC, by a division of ERI Services Inc. and by Equitable Power Services Company. These activities include marketing of natural gas and electricity, extraction and sale of natural gas liquids and intrastate transportation. This segment operates nationwide as a full service natural gas marketing and supply company providing a full range of energy services, including monthly "spot" and longer-term contracts, peak shaving, and transportation arrangements. In Louisiana, Louisiana Intrastate Gas Company LLC provides intrastate transportation of gas and extracts and markets natural gas liquids, and Equitable Storage Company provides underground gas storage services. Equitable Power Services Company and ERI Services, Inc. have been granted Federal Energy Regulatory Commission ("FERC") certificates for electricity wholesaling.

UTILITIES

            ERI Utilities comprises the Company's regulated businesses, principally natural gas distribution and transmission. This segment's objective is to maximize earnings within regulatory constraints via improved efficiencies and reduced costs.

NATURAL GAS DISTRIBUTION

            Natural gas distribution activities comprise the operations of Equitable Gas Company ("Equitable Gas"), the Company's state-regulated local distribution company. Equitable Gas is regulated by state public utility commissions in Pennsylvania, West Virginia and Kentucky and is engaged in the purchase, distribution, marketing and transportation of natural gas. Equitable Gas serves more than 266,000 industrial, commercial and residential customers located principally in the city of Pittsburgh and surrounding municipalities in southwestern Pennsylvania as well as a few municipalities in northern West Virginia and eastern Kentucky.

NATURAL GAS TRANSMISSION

            Natural gas  transmission  activities  are  conducted  by three FERC regulated gas pipelines: Kentucky West Virginia Gas Company, L.L.C. ("Kentucky West"), Equitrans, L.P., and Nora Transmission Company ("Nora"). Their activities include gas transportation, gathering, storage and marketing.
Kentucky West is an open access natural gas pipeline company which provides transportation service to Equitable Gas, EREC and industrial end-users. Marketed gas sales are to ERI Supply & Logistics and nonaffiliated customers. Kentucky West's pipelines are not physically connected with those of Equitrans, L.P. or Equitable Gas and deliveries are made to Columbia Gas Transmission Corporation, a nonaffiliate, which in turn delivers like quantities to Equitrans, L.P. or Equitable Gas and deliveries are made to Columbia Gas Transmission Corporation, a nonaffiliate, which in turn delivers like quantities to Equitrans, L.P. in West Virginia and Pennsylvania under a Transportation and Exchange Agreement. Equitrans, L.P. has production, storage and transmission facilities in Pennsylvania and West Virginia. Equitrans, L.P. provides transportation service for Equitable Gas and nonaffiliates including customers in off-systems markets. Storage services are provided for Equitable Gas and nine nonaffiliated customers. Nora transports the gas produced in Virginia and Kentucky by ERI Supply & Logistics.

ENERGY SERVICES

            ERI Services is the Company's most recently formed business segment and is comprised of merchant services and resource management. This segment's objective is to be a premier marketer of innovative energy solutions.

MERCHANT SERVICES

            Merchant services involves the delivery of energy to large and middle market energy consumers. Commodity procurement, billing, collections and customer service are all part of the package offered by the segment.

RESOURCE MANAGEMENT

            Resource management focuses on energy consulting and engineering services. This segment offers total energy solutions to its clients, including energy use analysis, customized energy systems, facilities management, energy procurement, risk management services and financing solutions.

                                 THE ACQUISITION

            On July 16, 1997 (the "Closing Date"), the Company acquired NORESCO pursuant to an Agreement and Plan of Merger dated as of May 16, 1997 among the Company; ERI Acquisitions, Inc.; NORESCO; and George P. Sakellaris, Arthur P. Sakellaris, The George Sakellaris Education Trust 1997 and Massachusetts Capital Resource Company (the "Shareholders") (the "Merger Agreement"). In connection with the Merger Agreement, ERI Acquisitions, Inc., a wholly owned subsidiary of the Company, merged with and into NORESCO (the "Merger"). Pursuant to the Merger, each share of NORESCO Common Stock, par value $0.01 per share, was converted into the right to receive 0.294 shares of the Company's Common Stock, or at the option of the holder, and subject to certain limitations, $8.66 in cash. Following the Merger, NORESCO continues to operate as a subsidiary of the Company.

            In connection with the Merger Agreement, the Company and the Shareholders entered into a Registration Rights Agreement dated as of July 15, 1997 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Shareholders and certain other persons to whom rights may be transferred under the Registration Rights Agreement are entitled to certain registration rights with respect to the shares of Common Stock issued pursuant to the Merger and any other shares of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares.

                                 USE OF PROCEEDS

            The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. All proceeds from the sale of Common Stock offered hereby will be for the account of the Selling Shareholders, as described below.

                              SELLING SHAREHOLDERS

            The following table sets forth certain information as of the date of this Prospectus with respect to shares of Common Stock owned by the Selling Shareholders which are covered by this Prospectus, including the name of each of the Selling Shareholders, the nature of any position, office or other material relationship that such Selling Shareholder has had within the past three years with the Company or an affiliate of the Company and the number of shares of Common Stock which each such Selling Shareholder owned as of the Closing Date. The number of Shares offered pursuant to this Prospectus for the account of each Selling Shareholder equals the total number of Shares owned by such Selling Shareholder as of the date of this Prospectus.



                                                          NUMBER OF SHARES OF
                                NUMBER OF SHARES OWNED  COMMON STOCK WHICH MAY
  NAME OF SELLING SHAREHOLDER   AS OF THE CLOSING DATE   BE SOLD PURSUANT TO
                                                            THE PROSPECTUS
  George P. Sakellaris(1)(2)           1,736,164               1,736,164
  Arthur Sakellaris                       67,085                  67,085
  The George Sakellaris
    Education Trust 1997                  23,523                  23,523
  Massachusetts Capital                  264,635                 264,635
  Resource Company
----------------------
(1)   Mr. Sakellaris is the Chief Operating Officer of ERI Services,
      Inc., a subsidiary of the Company and is a member of the Board of Directors of ERI Services, Inc.. Mr. Sakellaris is and for more than the past three years has been the President and a member of the Board of Directors of NORESCO.
(2) Mr. Sakellaris is a party to an agreement with Michael Castonguay pursuant to which Mr. Castonguay has the option to purchase up to 187,838 Shares from Mr. Sakellaris. This Prospectus covers sales by
      Mr. Castonguay of any or all Shares acquired by him from Mr. Sakellaris pursuant to such option; in such event Mr. Castonguay will be considered as a Selling Shareholder hereunder.




                          DESCRIPTION OF CAPITAL STOCK

            The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock, without par value, of which, as of the date of this Prospectus, approximately 35,500,000 shares are issued and outstanding, and 3,000,000 shares of preferred stock, without par value (the "Preferred Stock"), which may be issued in one or more series, with such designations, preferences, limitations, voting rights, conversion privileges and other relative rights and terms as shall be set forth in resolutions adopted by the Board of Directors providing for the issuance thereof. No Preferred Stock is currently issued and outstanding.

            The following description of the Common Stock and Preferred Stock is summarized from the relevant provisions of the Restated Articles of the Company, as amended (the "Articles"). For a complete statement of such provisions, reference is made to the Articles, which are filed as an Exhibit to the Registration Statement of which this Prospectus is a part. Whenever particular provisions of the Articles or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and such statements are qualified in their entirety by such reference.

VOTING RIGHTS AND OTHER TERMS OF COMMON STOCK

            The Articles provide that, except in the event that Preferred Stock with voting rights is issued, the holders of Common Stock have exclusive voting rights for the election of Directors and for all other purposes and are entitled to one vote for each share held. In all elections for Directors, every shareholder entitled to vote has cumulative voting rights, and such rights cannot be changed with respect to any class of stock without the vote or written consent of the holders of at least two-thirds of the number of shares of such class of stock then outstanding. The Articles do not provide for any conversion rights, sinking fund provisions, redemption provisions, liquidation rights or restrictions on alienability with respect to the Common Stock.

PREFERRED STOCK

            The authorized shares of Preferred Stock are issuable without further shareholder approval, in one or more series as determined by the Board of Directors, with such voting rights, liquidation preferences, redemption rights, conversion rights and other rights as specified by the Board of Directors. All or some of the rights may be senior to the Common Stock and could create some preferences in favor of such holders over the holders of the Common Stock, without the approval of the shareholders. Issuance of Preferred Stock, however, may be subject to certain rules of the NYSE and the PSE.

CERTAIN PROVISIONS OF THE ARTICLES

            The Articles provide that a "Business Combination" involving a "Related Person" (as those terms are defined in the Articles) must satisfy certain minimum price and procedural requirements, unless approved by holders of at least 80% of the stock entitled to vote in an annual election of Directors or by a two-thirds vote of the "Continuing Directors" (as defined in the Articles) who are unaffiliated with the Related Person. A shareholder vote of at least 80% of the voting power of all shares entitled to vote is required in order to amend, alter, change or repeal, or adopt any provisions inconsistent with, the above described provisions of the Articles.

            The Articles provide that the number of Directors constituting the whole Board of Directors shall not be less than five nor more than twelve, as fixed from time to time by resolution of the Board of Directors. The Articles classify the Board of Directors into three classes as nearly equal in number as possible with staggered three-year terms of office. Such classification of the Board of Directors dilutes the benefit of the cumulative voting rights for the election of Directors by decreasing the number of Directors to be elected annually. Any Director, any class of Directors or the entire Board may be removed without cause by the affirmative vote of at least 80% of all shares entitled to vote at an annual election of Directors; provided, however, that no individual Director may be removed without cause (unless the entire Board of Directors or any class of Directors is removed) if the vote cast against such removal would be sufficient, if voted cumulatively for such Director, to elect him or her to the class of Directors of which he or she is a member. A vacancy on the Board is filled by a majority vote of the remaining Directors then in office. However, if the vacancy resulted from removal from office by a vote of the shareholders, then such vacancy may be filled by the shareholders at the same meeting at which such removal occurs. All Directors elected to fill vacancies hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. The foregoing provisions do not apply to any Director elected by holders of Preferred Stock having the right, voting separately as a class, to elect Directors.

            With certain exceptions, the Articles require the holders of at least 80% of the voting power of the stock entitled to vote at an annual election of Directors to amend or repeal amendments to the Articles or By-Laws not previously approved by a two-thirds vote of the whole Board of Directors. However, if such an amendment to the Articles or By-Laws has been approved by a two-thirds vote of the whole Board of Directors, then the affirmative vote of not less than the majority of the votes which all shareholders are entitled to cast thereon is required to effectuate the amendment.

SPECIAL VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

            The Company is subject to provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") regarding business combinations. The PBCL prohibits certain business combinations (as defined in the PBCL) involving a Pennsylvania corporation that has shares registered under the Exchange Act and an "interested shareholder" unless one of five conditions is satisfied or an exception is found. An "interested shareholder" is generally defined to include a person who beneficially owns shares entitled to cast at least 20% of the votes, and a person who is an affiliate or associate of the corporation and at any time within three years prior to the date in question owned shares entitled to cast at least 20% of the votes, that all shareholders would be entitled to cast in an election of Directors of the corporation.

            In general, a corporation can effect a business combination involving an interested shareholder under the PBCL if one of the following five conditions is satisfied: (i) prior to the date on which the person becomes an interested shareholder, the Board of Directors approves the business combination or the purchase of shares that causes the person to become an interested shareholder; (ii) the business combination is approved by an affirmative vote of the holders of all outstanding common shares; (iii) the business combination is approved by the disinterested shareholders entitled to cast a majority of all votes shareholders would be entitled to vote at an election of Directors at a meeting called at least five years after the date the person becomes an interested shareholder; (iv) the interested shareholder holds shares entitled to cast 80% or more of the votes that all shareholders would be entitled to cast in an election of Directors and the business combination is approved by the disinterested shareholders entitled to cast a majority of the votes that all shareholders would be entitled to cast in an election of Directors at a meeting held at least three months after the interested shareholder acquired such 80% interest, provided that the fair price and procedural requirements set forth in the PBCL are satisfied; or (v) the business combination is approved by the shareholders at a meeting called at least five years after the date the person becomes an interested shareholder, provided that the fair price and procedural requirements set forth in the PBCL are satisfied.

MERGER OR CONSOLIDATION WITHOUT SHAREHOLDER APPROVAL

            Under the PBCL, no approval of the shareholders of a corporation is required in respect of a plan of merger or consolidation involving that corporation if (i) the surviving or new corporation is a Pennsylvania corporation whose articles of incorporation are identical to the articles of the corporation (except changes that can be made without shareholder approval), each share is to continue as or be converted into an identical share of the surviving corporation and the shareholders of the corporation will hold in the aggregate shares in the surviving or new corporation entitled to cast at least a majority of the votes entitled to vote at an election of Directors; (ii) another corporation that is a party to the merger or consolidation directly or indirectly owns 80% or more of the shares of each class of the corporation; or
(iii) no shares of the constituent corporation have been issued prior to the merger or consolidation.

RESTRICTIONS ON PAYMENT OF DIVIDENDS

            Dividends may be declared by the Board of Directors and paid on Common Stock in accordance with the provisions of the PBCL and subject to any restrictions imposed by any series of Preferred Stock that may be authorized by the Board of Directors in the future.

            The Company's right to declare or pay dividends and make certain other distributions on, and to purchase shares of, Common Stock is limited by provisions contained in the Company's 7 1/2% Debentures due 1999 and 9.9% Debentures due 2013.

PREEMPTIVE RIGHTS

            The holders of Common Stock have preemptive rights with respect to any offering by the Company of new or additional shares of Common Stock, or any security convertible into Common Stock, for money, other than (i) by a public offering of all of such shares or offering of all of such shares to or through underwriters or investment bankers who shall have agreed promptly to make a public offering of such shares, or (ii) pursuant to any employee compensation, incentive or other benefit program adopted by the Board. The Board of Directors may limit the time within which such preemptive rights may be exercised. These provisions cannot be changed without the vote or written consent of the holders of at least two-thirds of the outstanding shares of Common Stock.

CHANGE OF CONTROL

            The Company's Articles contain certain provisions that could make more difficult a change in control of the Company not having approval of the Board of Directors. Such provisions include the ability of the Board to issue blank check Preferred Stock, the staggered classes of the Board of Directors and the 80% shareholder vote required to remove Directors or amend the Articles and By-Laws. In addition, the Company is subject to the PBCL provisions discussed above relating to business combinations and interested shareholders.

            In addition, the Company has entered into a Rights Agreement, dated as of April 1, 1996 between the Company and Chemical Mellon Shareholder Services, L.L.C. (the "Rights Plan"). Under the Rights Plan, holders of shares of the Company's Common Stock outstanding on the close of business on April 1, 1996 and of each share issued thereafter and prior to the Distribution Date (as hereinafter defined) were granted the right (a "Right") for each share of such Common Stock to purchase one-one hundredth (1/100) of a share of a new series of Preferred Stock at a price (subject to adjustment) of $145 per one-hundredth share (the "Purchase Price"). Upon the occurrence of a Trigger Event (as hereinafter defined) the Right becomes the right to purchase at the Purchase Price (as adjusted) the number of shares of Common Stock of the Company (or in a case of a merger of the Company into, or sale of substantially all of its assets to, another entity the shares of the other entity into which such shares of Common Stock were converted or exchanged) equal to the Purchase Price divided by 50% of the then market value of the Common Stock. In effect, the issuance of the Right gives each holder of the Company's Common Stock (other than any Acquiring Person (as hereinafter defined) or Affiliate or Associate thereof) the right to purchase Common Stock having a market value of $290 for $145, causing a large dilutive effect.

            Until the Distribution Date, the Rights are not represented by separate certificates and trade with the related shares of Common Stock. On the date (the "Distribution Date") which is the earlier of (1) the close of business on the tenth day after the first date of a public announcement by the Company or a third person that such third person has become an Acquiring Person or (2) the close of business on the tenth day after the date on which a tender or exchange offer has been commenced, or the first public announcement of the intent by a person to commence such an offer, to acquire sufficient shares of the Company's Common Stock to become an Acquiring Person, certificates representing the Rights shall be issued and the Rights shall become transferable separately from the underlying shares of Common Stock. In the event that any person, alone or together with its Affiliates and Associates, becomes a 15% shareholder (an "Acquiring Person") or an Acquiring Person or any Associate or Affiliate of any Acquiring Person shall merge into or otherwise combine with the Company and the Company shall continue as the surviving corporation or, following a person becoming an Acquiring Person, the Company shall consolidate with or merge with and into another person or shall sell more than 50% of its assets or earning power to another person, such event shall constitute a "Trigger Event" which triggers the right to purchase the Company's Common Stock described above.

            The Board of Directors may at its option at any time prior to the Distribution Date redeem the Rights at a redemption price of $.01 per Right, provided that if this option is exercised after a person becomes an Acquiring Person or after the date of a change in a majority of the Directors in office as a result of a proxy solicitation, such redemption must be authorized by a majority of Disinterested Directors.

                              PLAN OF DISTRIBUTION

            The Selling Shareholders may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE or other securities exchanges on which the Shares are traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of Shares may involve (i) sales to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale, (ii) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (iv) an exchange distribution in accordance with the rules of any such exchange, and (v) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. In the event a Selling Shareholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

            In connection with distributions of the Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also sell Common Stock short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended, to the extent required, to reflect such transaction). The Selling Shareholders may also pledge the Shares registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Common Stock pursuant to this Prospectus (as supplemented or amended, to the extent required, to reflect such transaction).

            In addition, the Selling Shareholders may from time to time sell Shares in transactions under Rule 144 under the Securities Act.

            Pursuant to the Registration Rights Agreement, the Company will pay the following expenses, up to $50,000, in connection with registration of the
Shares: (i) all registration and filing fees required to be paid to the Commission, the NYSE or the PSE (or any other stock exchange or market) and the National Association of Securities Dealers, Inc., (ii) all fees and expenses incurred in complying with state securities laws, (iii) all printing, messenger and delivery expenses, and (iv) fees and disbursements of the Company's counsel and independent auditors and, up to $5,000, of counsel for the Selling Shareholders. The Company shall not, however, pay any underwriters' commission or discounts relating to the sale of the Shares. The Selling Shareholders and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act.

                                  LEGAL MATTERS

            Certain legal matters in connection with the validity of the Shares offered hereby have been passed upon for the Company by Johanna G. O'Loughlin, Esq., Vice President and General Counsel of the Company. As of the date of this Prospectus, Ms. O'Loughlin held 345 shares of Common Stock and options to purchase 4,000 shares of Common Stock.

                                     EXPERTS

            The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of said firm as experts in accounting and auditing. Audited financial statements to be included in subsequently filed documents will be incorporated herein in reliance upon the reports of Ernst & Young LLP, independent auditors, or such other auditing firm which may have audited such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission), and upon the authority of said firm as experts in auditing and accounting.

                       CERTAIN FORWARD-LOOKING STATEMENTS

            From time to time, the Company may communicate in oral or written form forward-looking statements related to such matters as anticipated financial performance, business prospects, capital projects, new products, and operational matters. The Company notes that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: weather conditions, the pace of deregulation of retail natural gas and electricity markets, the timing and extent of changes in commodity prices for gas and oil, changes in interest rates, the extent of the Company's success in acquiring gas and oil properties and in discovering, developing and producing reserves and the impact of competitive factors on profit margins in various markets in which the Company competes.

==============================================================================

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         TABLE OF CONTENTS
                                                    PAGE

Available Information...........................      1
Incorporation of Certain Documents by Reference...    1
The Company...............                            1
The Acquisition....................                   4
Use of Proceeds...................                    4
Selling Shareholders...............                   5
Description of Capital Stock.......                   5
Plan of Distribution...............                   8
Legal Matters......................                   9
Experts............................                   9
Certain Forward-Looking Statements.                   9




==============================================================================


                               2,091,407 SHARES



                            EQUITABLE RESOURCES, INC.

                                  COMMON STOCK

                               ----------------

                                   PROSPECTUS

                               ----------------



                               JULY     , 1997






==============================================================================

===========================================================================
                                      PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses of the Registrant in connection with the issuance and distribution of the Registrant's Common Stock are as follows:

      Securities and Exchange Commission
        registration fee                              $ 17,903.71
      Accounting fees and expenses                    $  5,000.00
      Legal fees and expenses                         $  5,000.00
      Other                                           $
            Total Expenses                            $ 27,903.71


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "PBCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct unlawful. In the case of an action by or in the right of the corporation, such indemnification excludes judgments, fines and amounts paid in settlement with respect to such action, and no indemnification shall be made for expenses in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

            PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

            (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

            (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

             (3)  by the shareholders.

            Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director or officer of a business corporation is successful on the merits or otherwise in defense of a proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by a officer or director of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

            PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

            Article IV of the by-laws of the Registrant provides that the directors or officers of the Registrant shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another enterprise at the request of the Registrant.

            PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was as director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

            Article IV of the by-laws of the Registrant provides that the Registrant may purchase and maintain insurance to protect itself and any director or officer entitled to indemnification under Article IV against any liability asserted against such person and incurred by such person in respect of the service of such person to the Registrant whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

            The Registrant maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the Registrant may receive reimbursement for amounts as to which the directors and officers are indemnified by the Registrant under the foregoing by-law indemnification provisions. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing by-law indemnification provision.

            As permitted by PBCL Section  1713,  the Articles and by-laws of the
Registrant provide that no director shall be personally liable, as such, for monetary damages for any action taken, or failure to take any action, unless the director has breached or failed to perform the duties of his office under Subchapter B-- "Fiduciary Duty" of Chapter 17 of Subpart B-"Business Corporations" of the Pennsylvania Associations Code or unless such director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to Federal, state or local law. It is uncertain whether this provision will control with respect to liabilities imposed upon directors by Federal law, including Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.



ITEM 16.  EXHIBITS

            The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

NUMBER                                   DESCRIPTION
3.1 Restated Articles of Incorporation of the Company, as amended and restated as of May 28, 1996
3.2            By-Laws of the Company, as amended
4.1 Certificate of Designation to the Articles of Incorporation of the Company setting forth the terms of the Series One Preferred Stock
4.2 Rights Agreement, dated as of April 1, 1996, between the Company and Chemical Mellon Shareholder Services, L.L.C.
5.1 Opinion of Johanna G. O'Loughlin, Esq., as to legality of the Common Stock registered hereby
23.1           Consent of Ernst & Young LLP
23.2           Consent of Johanna G. O'Loughlin, Esq. (included in Exhibit 5.1)


ITEM 17.  UNDERTAKINGS

            The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933. or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                   SIGNATURES



            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 23, 1997.



                                          EQUITABLE RESOURCES, INC.
                                          (Registrant)


                                          /s/ Donald I. Moritz
                                          Donald I. Moritz
                                          Chief Executive Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 23, 1997:


NAME AND SIGNATURE            TITLE

/s/ A. Mark Abramovic         Senior Vice President and Chief Financial Officer
A. Mark Abramovic             (Chief Accounting Officer)


/s/ Paul Christiano           Director
Paul Christiano


/s/ E. Lawrence Keyes, Jr.    Director
E. Lawrence Keyes, Jr.


/s/ Thomas A. McConomy        Director
Thomas A. McConomy


/s/ Malcolm M. Prine          Director
Malcolm M. Prine


                              Director
James E. Rohr


/s/ Phyllis A. Savill         Director
Phyllis A. Savill


/s/ David S. Shapira          Director
David S. Shapira


/s/ J. Michael Talbert        Director
J. Michael Talbert

==============================================================================

                                  EXHIBIT INDEX

NUMBER                 DESCRIPTION                      METHOD OF FILING

3.1       Restated Articles of Incorporation of  Previously filed as
          the Company, as amended and restated   Exhibit 3(i) to the Company's
          as of May 28, 1996                     Quarterly Report on From 10-Q
                                                 for the quarter ended
                                                 March 31, 1996, and
                                                 incorporated herein by
                                                 reference.

3.2       By-Laws of the Company, as amended     Previously filed as
                                                 Exhibit 3(ii) to the
                                                 Company's Quarterly Report on
                                                 Form 10-Q for the quarter
                                                 ended March 31, 1996, and
                                                 incorporated herein by
                                                 reference.

4.1       Certificate of Designation to the      Previously filed as Exhibit A
          Articles of Incorporation of the       to Exhibit 1 to the Company's
          Company setting forth the terms of     Registration Statement on
          the Series One Preferred Stock         Form 8-A dated April 16,
                                                 1996, and incorporated herein
                                                 by reference.

4.2       Rights Agreement, dated as of          Previously filed as Exhibit 1
          April 1, 1996, between the Company     to the Company's Registration
          and Chemical Mellon Shareholder        Statement on Form 8-A dated
          Services, L.L.C.                       April 16, 1996, and
                                                 incorporated herein by
                                                 reference.

5.1       Opinion of Johanna G. O'Loughlin,      Filed herewith.
          Esq. as to the legality of the Common
          Stock registered hereby

23.1      Consent of Ernst & Young LLP           Filed herewith.

23.2      Consent of Johanna G. O'Loughlin, Esq. Included in Exhibit 5.1.

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                                                                    Exhibit 5.1



              OPINION AND CONSENT OF JOHANNA G. O'LOUGHLIN, ESQ.



                                                 July 23, 1997



            I am the Vice President and General Counsel of Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), and I have acted in such capacity in connection with the Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 2,091,407 shares of Common Stock, no par value, which are being offered for sale by certain Shareholders (the "Shareholders") of the Company. In such connection I have examined the originals, or copies thereof identified to my satisfaction, of such corporate records of the Company and such other documents, records, opinions and papers as I have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

            I understand that, prior to the sale of Common Stock by the Shareholders, the Registration Statement will have become effective under the Securities Act of 1933.

            Based on the foregoing, I advise you that in my opinion:

            The 2,091,407 shares of Common Stock which are being registered will
be,   when  sold  by  the   Shareholders,   legally   issued,   fully  paid  and
non-assessable.

            I hereby consent to the filing of my opinion as Exhibit 5.1 to the Registration Statement.



                                          Very truly yours,


                                          /s/ Johanna G. O'Loughlin
                                          Johanna G. O'Loughlin
                                          Vice President and General Counsel

                                                                   Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Equitable Resources, Inc. for the registration of 2,091,407 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 1997, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 and filed with the Securities and Exchange Commission.





                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
July 21, 1997